UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 18, 2013

MineralRite Corporation
(Exact name of Registrant as Specified in its Charter)

Nevada	000-27739	90-0315909
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

55 South Geneva Road
  Lindon, Utah  84042
 (Address of Principal Executive Offices including Zip Code)

(801) 796-8944
 (Registrant’s Telephone Number, including Area Code)

_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 18, 2013 MineralRite Corporation, a Nevada corporation (the “Company”) entered into a supply agreement with a large Asian company(the “Purchaser”) to purchase and deliver raw materials for one of the Purchaser’s customers in Viet Nam.  Under the terms of the agreement the Company will process and deliver these materials and receive $686,000.

Item 8.01	Other Events

The Company was named in a civil suit brought by Santeo Financial Corporation and a number of its assignees to collect on a promissory note in the amount of $397,193. The Company is in the process of settling the suit and is optimistic that a resolution will be reached that will allow it to retire the debt on terms that are favorable to the Company. This debt is the single largest debt owed and its elimination will reduce the Company’s liabilities by nearly one-half.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 19, 2013
MINERALRITE CORPORATION

By:	/s/ Guy Peckham
Name:	Guy Peckham
Title:	Chief Executive Officer